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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report May 1, 2003
(Date of earliest event reported) May 1, 2003

First Ottawa Bancshares, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)
000-30495 (Commission File Number)	36-4331185 (I.R.S. Employer Identification Number)
701-705 LaSalle Street, Ottawa, Illinois (Address of principal executive offices)	61350 (Zip Code)
(815) 434-0044 (Registrant's telephone number, including area code)

Item 4. Changes in Registrant's Certifying Accountant.

        In response to the Sarbanes-Oxley Act of 2002, the Board of Directors of First Ottawa Bancshares, Inc. (the "Company") determined to segregate the internal and external auditing functions and dismiss Crowe Chizek and Company LLC ("Crowe Chizek") as the Company's external auditor, which was effective on April 24, 2003. The Company also appointed BKD, LLP ("BKD") to become the Company's external auditors effective on that date. Crowe Chizek will continue to provide internal audit services to the Company.

        Crowe Chizek's reports on the Company's consolidated financial statements for the fiscal years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        In connection with the audits of the Company's consolidated financial statements for the fiscal years ended December 31, 2002 and 2001, and in the subsequent interim period to April 24, 2003, there were no disagreements with Crowe Chizek on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Crowe Chizek, would have caused Crowe Chizek to make reference to the matter in its report. There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

        The Company has requested Crowe Chizek to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated May 1, 2003, is filed as Exhibit 16.1 to this Form 8-K.

        During the fiscal years ended December 31, 2002 and 2001, and through the interim period, the Company did not consult BKD with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or regarding any other matters or reportable events described under Item 304(a)(2) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (c)
  Exhibits.

16.1:	Letter from Crowe Chizek and Company LLC regarding change in accountants

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST OTTAWA BANCSHARES, INC.
Dated: May 1, 2003	By:	/s/ JOACHIM J. BROWN Joachim J. Brown President

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  Item 4. Changes in Registrant's Certifying Accountant.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES